UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2025

Corebridge Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41504	95-4715639
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2919 Allen Parkway, Woodson Tower, Houston,
Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
6.375% Junior Subordinated Notes	CRBD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.    Material Modification to Rights of Security Holders.
On November 18, 2025, Corebridge Financial, Inc. (the “Company”) closed the public offering of 500,000 shares of its 6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”). The shares of Series A Preferred Stock were offered and sold pursuant to an effective shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-275890). Under the terms of the Series A Preferred Stock, the ability of the Company to declare or pay dividends on, or redeem, purchase or otherwise acquire, shares of its common stock or any shares of any other class or series of capital stock of the Company that ranks junior to the Series A Preferred Stock will be subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series A Preferred Stock and any class or series of stock of the Company (other than Series A Preferred Stock) that ranks equally with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the Company (“Parity Stock”), for the latest completed dividend period, and the ability of the Company to declare full dividends on any preferred stock that ranks equally with the Series A Preferred Stock will be subject to certain limitations in the event the Company declares partial dividends on the Series A Preferred Stock (or any such Parity Stock), in which case any dividends declared for that period on the Series A Preferred Stock and such Parity Stock must be declared pro rata. The terms of the Series A Preferred Stock, including such restrictions, are more fully described in, and this description is qualified in its entirety by reference to, the Certificate of Designations (as defined in Item 5.03 below), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 18, 2025, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series A Preferred Stock. The Certificate of Designations became effective upon filing with the Secretary of State of the State of Delaware, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01        Other Events.
In connection with the sale of the Series A Preferred Stock, the Company entered into an underwriting agreement, dated November 13, 2025, with Wells Fargo Securities, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, which is filed as Exhibit 1.1 hereto.
The opinion of Debevoise & Plimpton LLP relating to the validity of the Series A Preferred Stock is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits
The exhibits to this Current Report on Form 8-K (except Exhibit 104) are incorporated by reference into the Registration Statement.
(d)    Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated November 13, 2025, among Corebridge Financial, Inc., Wells Fargo Securities, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

3.1
Certificate of Designations of Corebridge Financial, Inc. with respect to the 6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series A, dated November 18, 2025, filed with the Secretary of State of the State of Delaware and effective November 18, 2025 (the “Certificate of Designations”).

4.1	Certificate of Designations, filed as Exhibit 3.1.

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COREBRIDGE FINANCIAL, INC.

By:	/s/ Elias Habayeb
Name:	Elias Habayeb
Title:	Chief Financial Officer
Date: November 18, 2025
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